Exhibit 99.1
Biohaven and SK Biopharmaceuticals Enter into Strategic Global Licensing Agreement for Novel Kv7 Ion Channel Platform and Opakalim, Lead Candidate for Epilepsy
●SK Biopharmaceuticals to provide upfront and milestone payments related to the Kv7 platform up to $795 million, along with tiered royalties to Biohaven ranging from the mid-teens to low twenties on U.S. net sales of opakalim.
•Opakalim, the lead candidate from Biohaven's Kv7 platform, is a next-generation, selective Kv7.2/7.3 potassium channel activator currently in Phase 2/3 development for focal epilepsy, with topline results from the RISE3 trial expected in 2H 2026. It is designed to offer an easy-to-use, once-daily oral treatment without the need for titration and a low incidence of burdensome CNS side effects.
●The agreement pairs Biohaven's innovative, wholly owned Kv7 platform with the proven epilepsy commercial platform of SK Biopharmaceuticals, the team that launched XCOPRI®. The deal gives opakalim an established path to patients worldwide through SK Biopharmaceuticals' commercial capabilities without Biohaven building its own capital-intensive infrastructure.

●The transaction delivers non-dilutive capital, while retaining meaningful long-term upside in opakalim through milestones and royalties, materially strengthening Biohaven's balance sheet and extending its runway to advance a differentiated pipeline.

NEW HAVEN, Conn. and SEOUL, South Korea — Aug. 26, 2026 — Biohaven Ltd. and/or its wholly owned subsidiaries ("Biohaven") (NYSE: BHVN) and SK Biopharmaceuticals Co., Ltd. (“SK Biopharmaceuticals”) today announced a strategic global licensing and collaboration agreement under which SK Biopharmaceuticals will obtain an exclusive worldwide license to Biohaven's Kv7 ion channel platform, led by opakalim (BHV-7000), a next-generation, selective Kv7.2/7.3 potassium channel activator in Phase 2/3 development for focal epilepsy, with RISE3 trial topline results expected in 2H 2026. Following the close of the transaction, the companies will collaborate to advance opakalim through development and U.S. Food and Drug Administration (FDA) approval, combining Biohaven's innovative Kv7 platform with SK Biopharmaceuticals' global development and regulatory capabilities and its proven commercial track record of bringing antiseizure medicines to patients worldwide.
Vlad Coric, M.D., Chairman and Chief Executive Officer of Biohaven, commented, “This is a landmark partnership that has the potential to deliver a novel treatment for millions of patients with epilepsy who still need better seizure control without exacerbating CNS adverse effects. Opakalim is one of the most exciting assets we have advanced; a selective Kv7.2/7.3 activator designed to deliver meaningful efficacy without the burdensome central nervous system side effects, including sedation and dizziness, associated with so many antiseizure medicines. SK Biopharmaceuticals is an ideal partner having launched XCOPRI and is the only company to bring a new antiseizure medicine for partial-onset (focal) seizures to patients in the U.S. since 2016. Pairing our scientific innovation with SK Biopharmaceuticals’ established epilepsy development and commercialization expertise gives opakalim, if approved, its fastest and strongest path to patients worldwide. This partnership also brings $400 million in near-term, non-dilutive capital to Biohaven while preserving substantial long-term upside for our shareholders.”
Under the terms of the agreement, SK Biopharmaceuticals to make upfront and milestone payments up to $795 million related to the Kv7 platform plus tiered royalties to Biohaven ranging from the mid-

teens to low twenties on U.S. net sales of opakalim. Biohaven will receive $400 million in cash consideration, consisting of $350 million payable at closing and an additional $50 million payable in 2027, and Biohaven is eligible to receive an additional $150 million in development and regulatory milestone payments plus royalties on global net sales of opakalim. In addition, SK Biopharmaceuticals will assume responsibility for Kv7 program costs going forward under the terms of the agreement, including certain specified Knopp Biosciences and Kv7 future milestone obligations totaling $245 million and mid-single digit royalty obligations to Knopp Biosciences.
Donghoon Lee, President and Chief Executive Officer of SK Biopharmaceuticals, commented, “Our experience building XCOPRI into a therapy for epilepsy patients worldwide, from clinical development through global commercialization, has given us a deep understanding of what it takes to bring a differentiated CNS medicine to patients. We see opakalim as a highly complementary addition to our epilepsy portfolio, with a mechanism and tolerability profile that could extend our ability to serve patients who may benefit from additional treatment options. We look forward to a close, collaborative partnership with the Biohaven team through NDA submission and beyond.”
With a history of more than 30 years, SK Biopharmaceuticals is the first global biopharmaceutical company in more than a decade, as well as the first Korean company, to independently discover, develop, and commercialize a novel antiseizure medicine. Through its U.S. subsidiary SK Life Science, Inc., the company markets XCOPRI® (cenobamate) for partial-onset (focal) seizures in adults in the U.S., where it has built a dedicated epilepsy commercial organization with a purpose-built neurology field force of over 150 professionals and established epilepsy-center and neurologist coverage. That mature infrastructure, paired with SK Biopharmaceuticals' global development, regulatory, and commercialization capabilities, has led to the steady, double-digit growth of XCOPRI and expanded its reach to patients worldwide.
Dr. Coric added, “Beyond opakalim, this transaction validates Biohaven's strategy of building differentiated, novel platforms that create value for patients and investors while pursuing monetization pathways beyond typical public-market equity raises. With such a robust pipeline, Biohaven has the potential to create value in numerous ways, including an outright sale, license agreements and partnerships with companies looking to expand their clinical-stage pipelines. Rather than stand up a commercial organization of our own for opakalim, we structured a partnership with a leading strategic partner in epilepsy to drive long-term revenue potential of this novel mechanism. This structure allows Biohaven to receive an upfront payment for our development efforts while sharing in future upside of opakalim through milestones and royalties. A strengthened balance sheet, coupled with a meaningfully lower go-forward burn and a world-class partner, lets us sharpen our focus and invest in the next wave of Biohaven innovation, from our MoDE and TRAP extracellular protein degraders in immunology to our programs in neuroscience, metabolic conditions, and rare diseases. We are building a diversified, self-sustaining engine for long-term value creation.”
Summary of Financial Terms
●Near-Term Cash Consideration to Biohaven: $400 million — $350 million payable at closing and $50 million payable in 2027
●Development and Regulatory Milestones to Biohaven: $150 million
●U.S. Royalties: Tiered royalties on U.S. net sales of opakalim ranging from the mid-teens to low twenties
●Ex-U.S. Royalties: Mid-single digit royalty on net sales of opakalim outside the U.S.

●Assumption of Knopp and Future Kv7 Obligations: SK Biopharmaceuticals will assume certain specified Biohaven obligations, including up to $185 million payable to Knopp Biosciences upon U.S. and EU approval, plus a mid-single digit worldwide royalty — separate from, and in addition to, SK Biopharmaceuticals' milestone and royalty obligations to Biohaven. SK Biopharmaceuticals will also assume up to $60 million in additional obligations for milestones related to future Kv7 pipeline programs.
All figures are expressed in U.S. dollars. Closing of the licensing and collaboration agreement is contingent on completion of review under applicable regulatory and antitrust laws, including the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976 in the U.S., and other customary closing conditions.

Advisors
J.P. Morgan Securities LLC is serving as exclusive financial advisor and Sullivan & Cromwell LLP is serving as legal advisor to Biohaven. Nomura Securities International, Inc. is serving as exclusive financial advisor and Paul Hastings LLP is serving as legal counsel to SK Biopharmaceuticals.
About Opakalim and Biohaven's Kv7 Ion Channel Platform
The lead asset in Biohaven's Kv7 platform is opakalim (BHV-7000), a next-generation, selective Kv7.2/7.3 potassium channel activator targeting a clinically validated mechanism of action for the treatment of epilepsy. Opakalim is differentiated from both first- and second-generation Kv7 activators by its selectivity for the Kv7.2/7.3 heteromeric channels that are the predominant regulators of neuronal excitability, with substantially less activity at GABA receptors. This selectivity profile is hypothesized to contribute to opakalim's favorable tolerability, including the low rates of somnolence, dizziness, and fatigue observed in clinical studies to date. Opakalim has been studied in more than 1,200 participants across multiple clinical trials. Biohaven is currently conducting two Phase 2/3 randomized, double-blind, placebo-controlled studies (NCT06132893 and NCT06309966) evaluating opakalim versus placebo as adjunctive therapy for refractory focal onset epilepsy, along with an open-label extension study (NCT06443463) assessing long-term efficacy and safety.
About Biohaven
Biohaven Ltd. (NYSE: BHVN) is a biopharmaceutical company focused on the discovery, development, and commercialization of life-changing treatments across immunology, neuroscience, and oncology. Biohaven is advancing an innovative portfolio of therapeutics built on proven drug development experience and multiple proprietary platforms, including Kv7 ion channel modulation for epilepsy; MoDE and TRAP extracellular protein degradation for immunological diseases; and myostatin inhibition for neuromuscular and metabolic diseases, including obesity. For more information, visit www.biohaven.com.
About SK Biopharmaceuticals
SK Biopharmaceuticals Co., Ltd., together with its U.S. subsidiary SK Life Science, Inc., is a global biopharmaceutical company focused on the discovery, development, and commercialization of treatments for central nervous system disorders. The company independently developed and commercializes XCOPRI (cenobamate) for the treatment of partial-onset seizures in adults, and continues to build a global pipeline spanning CNS disorders and oncology. For more information, visit https://www.skbp.com/eng.do.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of certain words, including “will,” “believe,” “may,” “expect,” “on track,” “potential,” and similar expressions, is intended to identify forward-looking statements. Investors are cautioned that any forward-looking statements, including statements regarding the expected timing, conduct, and outcomes of Biohaven's ongoing and planned clinical trials of opakalim; the potential therapeutic benefits, efficacy, safety, and tolerability of opakalim; the anticipated closing of the transaction and satisfaction of closing conditions; the ability to achieve milestones and earn royalties; and the timing of planned regulatory interactions and filings, are not guarantees of future performance and involve substantial risks and uncertainties. Actual results, developments, and events may differ materially from those in the forward-looking statements as a result of various factors, including: the expected timing, commencement, and outcomes of Biohaven's planned and ongoing clinical trials; the timing of planned interactions and filings with the FDA; the timing and outcome of expected regulatory filings; complying with applicable U.S. regulatory requirements; the potential commercialization of Biohaven's product candidates; the cost of Biohaven's development and commercialization initiatives; and the effectiveness and safety of Biohaven's product candidates. Additional important factors are described in Biohaven's filings with the Securities and Exchange Commission, including under “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” The forward-looking statements are made as of the date of this news release, and Biohaven does not undertake any obligation to update them, whether as a result of new information, future events, or otherwise, except as required by law.
XCOPRI is a registered trademark of SK Biopharmaceuticals Co., Ltd.
MoDE and TRAP are trademarks of Biohaven Therapeutics Ltd.
Contacts
Biohaven Investor Contact:
Jennifer Porcelli, Vice President, Investor Relations
jennifer.porcelli@biohavenpharma.com | +1 (201) 248-0741
Biohaven Media Contact:
Mike Beyer, Sam Brown Healthcare Communications
mikebeyer@sambrown.com | +1 (312) 961-2502

SK Biopharmaceuticals Media Contact:
Soohui Lim, Head of Public Relations
siri@skbp.com